UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2026

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive office) (Zip Code)

(303) 993-5271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BNC	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWW	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWZ	Nasdaq Capital Market
Preferred stock purchase rights		Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Cooperation Agreement with YZi Labs

On June 23, 2026 (the “Effective Date”), CEA Industries Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with YZILabs Management Ltd. (“YZi Labs”), holder of 2,150,481 shares of the Company’s common stock and warrants to purchase an additional 21,215,860 shares of common stock, subject to the terms and conditions contained therein.

Pursuant to the Cooperation Agreement, YZi Labs has agreed, within one business day of the Effective Date, to take all actions necessary or appropriate to terminate its consent solicitation with respect to the Company, withdraw certain legal materials submitted relating thereto and make all necessary filings with the Securities and Exchange Commission (the “SEC”) with respect to the foregoing.

Effective immediately following the Cooperation Agreement’s execution and delivery by the parties, the Company agreed to increase the size of the Board of Directors of the Company (the “Board”) to six directors and appoint Ling “Ella” Zhang, Alex Odagiu and Matthew Roszak (collectively, the “YZi Labs Directors”) to the Board, in each case to serve until the Company’s 2026 Special Meeting in lieu of Annual Meetings (the “2026 Annual Meeting”) and until his or her successor is duly elected and qualified. So long as YZi Labs beneficially owns at least 4.99% of the then-outstanding shares of common stock, subject to the terms of the Cooperation Agreement, YZi Labs will have customary replacement rights with respect to the YZi Labs Directors.

The Company and YZi Labs also agreed that, following the appointment of the YZi Labs Directors, the members of the Board and YZi Labs will promptly engage in discussions about the Board’s composition and, as promptly as practicable following such discussions but in any event by no later than ninety days after the Effective Date (subject to extension as set forth in the Cooperation Agreement), the Board will increase the size of the Board by one director and appoint a new independent director to be mutually agreeable to the Continuing Directors (as defined in the Cooperation Agreement) and YZi Labs (the “Mutual Director” and, together with the YZi Labs Directors, the “New Directors”) to the Board.

The Board also agreed to, within three business days of the Effective Date, take all action necessary to form a Chief Executive Officer Search Committee (the “CEO Search Committee”) for the purpose of conducting a search to identify candidates, and otherwise assisting the Board in selecting, the Company’s next chief executive officer (the “New CEO”) as promptly as practicable and in any event by the earlier of the 2026 Annual Meeting and August 31, 2026. The CEO Search Committee will consist of (i) the Mutual Director (upon his or her appointment), (ii) two of the YZi Labs Directors and (iii) two of the Continuing Directors, with the Mutual Director serving as chair (with a YZi Labs Director serving as interim chair prior to his or her appointment). The appointment of the new CEO will require, in addition to the approval of a majority of the then-serving members of the Board, the approval of at least one YZi Labs Director and at least one Continuing Director, subject to the exceptions set forth in the Cooperation Agreement.

The Cooperation Agreement also provides that, during the period from the Effective Date until at least the appointment of the New CEO, Mr. Odagiu shall serve as Interim President of the Company reporting directly to the Board, subject to removal by the Board for cause, with responsibilities to be determined by the Board following the execution and delivery of the Cooperation Agreement and as previously approved by YZi Labs.

The Cooperation Agreement further provides, among other things, that:

●	The size of the Board will be limited to seven directors during the term of the Cooperation Agreement; however, if the New CEO is not already a director, the Board size may be increased to nine directors in order to appoint the New CEO and an additional candidate recommended by YZi Labs who is reasonably acceptable to the Continuing Directors;

●	The Company will include the New Directors in the Company’s slate of director nominees for each meeting of stockholders at which director candidates are to be elected during the term of the Cooperation Agreement (and to include the Continuing Directors in the slate for the 2026 Annual Meeting) and to solicit proxies in favor of the election of, and otherwise support the election of, such directors on the same basis as the Company’s other nominees for election at such meeting;

●	During the term of the Cooperation Agreement, YZi Labs and certain restricted persons will be subject to customary standstill restrictions relating to, among other things, acquisitions of the Company’s common stock, director nominations, proxy contests, other activist campaigns, unsolicited takeover bids and related matters;

●	During the term of the Cooperation Agreement, YZi Labs has agreed to vote all voting securities that it and its affiliates have the right to vote at any annual or special meeting of stockholders (and in any action by written consent) in accordance with the Board’s recommendations, subject to certain exceptions;

●	Each of the parties has agreed to customary mutual non-disparagement provisions prohibiting public or private statements that would disparage or otherwise reflect detrimentally on the other party and certain representatives, subject to certain exceptions, including as required by law;

●	Each of the parties has agreed to a mutual release of claims arising out of events occurring prior to the Effective Date, and during the term of the Cooperation Agreement, each of the parties has agreed not to encourage, pursue or assist in any litigation against the other party or its affiliates, associates or certain representatives, subject to certain exceptions, including for enforcement of the Cooperation Agreement and claims of fraud; and

●	The Cooperation Agreement will terminate upon the earlier of (i) the date that is one month before the last day upon which nominations of candidates for election as a director to the Board may be made pursuant to the Company’s bylaws (the “Nomination Deadline”) with respect to the Company’s 2029 annual meeting of stockholders and (ii) 120 days prior to the third anniversary of the 2026 Annual Meeting; provided that the Cooperation Agreement will terminate (a) one month before the Nomination Deadline with respect to the Company’s 2027 annual meeting of stockholders if the Company has not notified YZi Labs that a majority of the members of the Board other than the YZi Labs Directors have irrevocably offered to renominate each of the then serving YZi Labs Directors for election at the Company’s 2027 annual meeting of stockholders and (b) one month before the Nomination Deadline with respect to the Company’s 2028 annual meeting of stockholders unless (x) the Company has notified YZi Labs that a majority of the members of the Board other than the YZi Labs Directors have irrevocably offered to renominate each of the then serving YZi Labs Directors for election at the Company’s 2028 annual meeting of stockholders and (y) a majority of such YZi Labs Directors consent to such renomination.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release issued by the Company and YZi Labs on June 23, 2026 announcing the execution of the Cooperation Agreement and related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Resignation of Nicholas J. Etten from the Board

As previously reported in a Current Report on Form 8-K filed by the Company on June 16, 2026, Nicholas J. Etten tendered his resignation as a director of the Board and as a member of any committees thereof on which he served, which resignation became effective as of immediately following execution and delivery of the Cooperation Agreement.

Appointment of YZi Labs Directors to the Board

On June 23, 2026, effective as of immediately following the execution and delivery of the Cooperation Agreement by the parties, the Board increased the size of the Board to six directors and appointed Ms. Ling “Ella” Zhang, Mr. Alex Odagiu and Mr. Matthew Roszak to the Board, each to serve until the Company’s 2026 Annual Meeting and until his or her successor is duly elected and qualified. The Board also determined that Mr. Roszak is an independent director under the listing rules of The Nasdaq Stock Market.

Except for the Cooperation Agreement, there are no arrangements or understandings between any of Ms. Zhang, Mr. Odagiu, or Mr. Roszak pursuant to which they were elected as a director. There are no transactions in which Mr. Roszak has an interest requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 5, 2025, the Company entered into a strategic advisor agreement with YZi Labs, where Ms. Zhang is Managing Partner and Head and Mr. Odagiu is an Investment Partner, pursuant to which the Company issued to YZi Labs strategic advisor warrants to purchase an aggregate of 3,564,359 shares of Common Stock with an exercise price of $0.00001 per share (the “Strategic Advisor Warrants”) as compensation for services under such agreement. Ms. Zhang and Mr. Roszak will receive the standard compensation paid to the Company’s outside directors, which may include cash retainers, equity awards and cash compensation. Mr. Odagiu’s compensation in connection with his role as Interim President and director will be subsequently disclosed. The Company intends to enter into customary indemnification agreements with the YZi Labs Directors in connection with their appointments. As of the date hereof, the Board has not appointed the YZi Labs Directors to any committees.

Ling “Ella” Zhang, age 44, has served as Managing Partner and Head of YZi Labs, an investment firm focused on the digital asset, blockchain, Web3, AI, and biotech sectors, since January 2025. Ms. Zhang has also served as President of Shop Social, Inc. (Trendsi), an AI-powered supply chain and fashion B2B platform, since January 2025, and where she previously served as Co-Founder and Chief Executive Officer from 2020 to December 2024. Previously, Ms. Zhang served as Founder of Binance Labs, the former venture arm of Binance, the world’s leading crypto exchange, and the predecessor to YZi Labs, from 2018 to 2019. Prior to that, Ms. Zhang served as Co-Founder and a member of the board of directors of Chengdu Xiaoduo Technology, an AI-powered customer service and enterprise automation solutions company, from 2014 to 2020. Earlier in her career, Ms. Zhang served as an Investment Principal of Kleiner Perkins Caufield & Byers (n/k/a Kleiner Perkins), a leading venture capital firm focused on incubation, early stage and growth companies, from 2010 to 2015; a Key Account Manager at Google Inc., a global technology company, from 2008 to 2010; and a Senior Marketing Manager of Tencent Holdings Limited, an internet and technology company where she was the founding member of Tencent e-commerce, from 2005 to 2008. Ms. Zhang received a B.S.E.E in Electrical and Electronics Engineering from the University of Electronic Science and Technology of China and an M.B.A. from Stanford University Graduate School of Business.

Alex Odagiu, age 35, has served as an Investment Partner of YZi Labs, an investment firm focused on the digital asset, blockchain, Web3, AI, and biotech sectors, since September 2025, where he identifies and evaluates high-potential investment opportunities, conducts due diligence, structure deals, and presents recommendations, provides strategic guidance to portfolio companies on scaling, fundraising, and operations, and builds relationships with founders, investors, and partners. Mr. Odagiu previously served as an Investment Director of YZi Labs from January 2022 to September 2025, as well as an Investment Manager from September 2021 to December 2021. Prior to that, Mr. Odagiu served as an Associate at Letterone Technology (UK) LLP, an affiliate of Letterone Investment Holdings SA, an investment firm focused on the technology sector, from 2019 to January 2021. Mr. Odagiu began his career at Goldman Sachs International, an affiliate of The Goldman Sachs Group, Inc. (NYSE: GS), a multinational investment bank and financial services company, where he served in the Investment Banking Division as an Associate from 2016 to 2018, as well as an Analyst from 2014 to 2016. Mr. Odagiu received an M.A. (Hons) in Economics and Mathematics from the University of St Andrews.

Matthew Roszak, age 53, has served as a Co-Founder and Chairman of each of Bloq, Inc., a blockchain infrastructure and enterprise technology company, since December 2015, as well as Hemi Labs, Inc., a Bitcoin DeFi and programmability platform, since February 2024. Mr. Roszak also currently serves as the Founding Partner of Tally Capital, LLC, a private investment firm focused on crypto, AI, and biotech, since June 2014, and as a General Partner of Off The Chain Capital, LLC, a digital asset investment fund, since August 2019. In addition, Mr. Roszak currently serves as the Chairman of the Advisory Board of The Digital Chamber, a global blockchain trade association, since June 2014. Mr. Roszak previously served as a member of the board of directors of 180 Connect, Inc. (formerly TSX: NCT.U), a national provider of digital integration and satellite installation services, from 2002 to 2006. Mr. Roszak received a B.A. in Economics from Lake Forest College.

Appointment of Alex Odagiu as Interim President

On June 23, 2026, effective immediately following the execution and delivery of the Cooperation Agreement, the Board appointed Alex Odagiu as the Interim President of the Company. In accordance with the Cooperation Agreement, Mr. Odagiu will report directly to the Board, subject to removal by the Board for cause, and will have the responsibilities determined by the Board and approved by YZi Labs.

There are no family relationships between Mr. Odagiu and any director or executive officer of the Company and no transactions involving Mr. Odagiu and the Company that would be reportable under Item 404(a) of Regulation S-K under the Exchange Act, except for the Strategic Advisor Warrants issued to YZi Labs as reported above under “Appointment of YZi Labs Directors to the Board”. Mr. Odagiu was selected as Interim President of the Company pursuant to the Cooperation Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2026, the Board adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) to provide that the president of the Company shall have the powers and duties as may be assigned by the Board. The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

The Board has fixed the date of the Special Meeting in Lieu of Annual Meetings (the “2026 Annual Meeting”) as July 22, 2026. The 2026 Annual Meeting will be held via remote communication.

Because the date of the 2026 Annual Meeting has been changed by more than 30 days from the first anniversary of the Company’s last annual meeting of stockholders, the Board has set a new deadline for the receipt of any stockholder proposals submitted for the 2026 Annual Meeting, and any previously disclosed deadline for the submission of stockholder proposals is no longer applicable. If a stockholder desires to present a proposal for inclusion in the Company’s proxy statement for the 2026 Annual Meeting, the proposal must be submitted in writing to us for receipt not later than June 29, 2026. Additionally, to be included in the Company’s proxy materials, proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act.

Stockholders who wish to raise a proposal for consideration at the 2026 Annual Meeting, but who do not wish to submit a proposal for inclusion in the Company’s proxy materials pursuant to Rule 14a-8, should comply with the Company’s bylaws and deliver to the Company a copy of their proposal no later than July 4, 2026. Stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide the Company with the information required by Rule 14a-19(b) under the Exchange Act in addition to complying with the requirements of the Company’s bylaws. If a stockholder fails to timely provide such notice, the respective proposal need not be addressed in the Company’s proxy materials and the proxies may exercise their discretionary voting authority if the proposal is raised at the 2026 Annual Meeting. In either case, proposals should be sent to CEA Industries Inc., 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027 with attention to our Secretary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws, dated June 23, 2026
10.1	Cooperation Agreement, dated June 23, 2026, by and between CEA Industries Inc. and YZILabs Management Ltd.
99.1	Press Release, dated June 23, 2026
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEA Industries Inc.

Dated:	June 24, 2026	By:	/s/ David Namdar
		Name:	David Namdar
		Title:	Chief Executive Officer